Exhibit 10.3

Paul Stuart

11th December 2019

Private & Confidential

Ernest Larnach

c/o Finance, Quotient

Dear Ernest,

CONTRACT AMENDMENT – CHANGE TO JOB TITLE AND SALARY

Change of Job Title

Further to recent discussions, I can confirm that from 1st January 2020 your new job title will be Head of Financial Accounting and Treasury (Principal Accounting Officer).

Job Description

Your job description is currently under review. Once updated, you and your manager must sign both copies, returning one to Human Resources and keeping one in your training file. It is the intention of the Company that any oral instructions or written description of your job duties and responsibilities should serve as a guide to the major areas for which you will be accountable. This title does not define or limit the scope of your employment with the Company which might reasonably require you to perform other duties from time to time.

Change of Salary

With effect from 1st January 2020 your new salary will be £165,000 p/annum. This will commence in your January pay.

All other terms and conditions of your contract of employment remain the same.

I would appreciate if you could sign both copies of this document, returning one copy to Human Resources and keeping the second copy for your own records.

If you have any questions relating to this matter, please do not hesitate to contact me.

Yours sincerely,

/s/ Paul Stuart

Paul Stuart

Vice President, Human Resources

Alba Bioscience Limited, Registered in Scotland No. SC310584

Allan-Robb Campus, 5 James Hamilton Way, Milton Bridge, Penicuik EH26 0BF

T +44 (0) 131 357 3333, quotientbd.com

I confirm my acceptance of these revised terms and conditions of employment.

Signed	/s/ Ernest Larnach	Date	12/12/19
Ernest Larnach

Quotient Biocampus Limited, Registered in Scotland No. SC514165
Allan-Robb Campus, 5 James Hamilton Way, Milton Bridge, Penicuik EH26 0BF
T +44 (0) 131 357 3333, quotientbd.com	Page 2/2